UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 17, 2008

IMS HEALTH INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	No. 001-14049	No. 06-1506026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Main Avenue Norwalk, Connecticut		06851
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 845-5200

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 17, 2008, IMS Health Incorporated (the “Company”) sent a notice (the “Notice”) to its directors and executive officers informing them that in order to implement a transition to a new trustee and recordkeeper for the IMS Health Incorporated Savings Plan (the “Plan”), Plan participants will be unable to direct or diversify investments in the Plan, or obtain a loan or distribution from the Plan, during the period beginning at 12:00 a.m. (Eastern Standard Time) on December 17, 2008 and ending the week of January 11, 2009 (the “Blackout Period”).

The Notice also states that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002, the Company’s directors and executive officers will be prohibited during the Blackout Period from directly or indirectly purchasing, selling or otherwise acquiring or transferring shares of the Company’s common stock, par value $.01 per share, or any other equity securities of the Company (including certain derivative securities pertaining to such shares) acquired in connection with their service as a director or employment as an executive officer, unless such transaction is exempt under Regulation BTR of the Securities Exchange Act of 1934.

A copy of the Notice is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.

During the Blackout Period and for two years after the end date thereof, a stockholder or other interested person may obtain, without charge, information regarding the Blackout Period, including the actual end date of the Blackout Period, by contacting Charles Schwab & Co. Inc., Corporate & Retirement Services, 4150 Kinross Lakes Parkway, Richfield, OH 44286 or at 1-800-724-7526.

On November 17, 2008, the Company received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Notice pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 to Directors and Executive Officers of IMS Health Incorporated, dated November 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS HEALTH INCORPORATED
(Registrant)

By:	/s/ Robert H. Steinfeld
	Name:	Robert H. Steinfeld
	Title:	Senior Vice President, General
Counsel and Corporate Secretary

Date:  November 17, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Notice pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 to Directors and Executive Officers of IMS Health Incorporated, dated November 17, 2008